Exhibit 10.7

AMENDMENT TO

SECURITIES PURCHASE AGREEMENT

THIS AMENDMENT TO SECURITIES PURCHASE AGREEMENT (this “Amendment”) is made as of February 10, 2016 (the “Effective Date”) by and among Guided Therapeutics, Inc., a Delaware corporation (the “Company”), and Aquarius Opportunity Fund (the “Lead Purchaser”), and amends that certain Securities Purchase Agreement, dated as of June 29, 2015, by and among the Company, the Lead Purchaser, and certain other Purchasers identified therein (the “Other Purchasers”), as amended by that certain Interim Securities Purchase Agreement, dated as of September 3, 2015 (collectively, the “Purchase Agreement”). Capitalized terms used herein without definition shall have the meanings assigned to them in the Purchase Agreement.

WHEREAS, Section 6.4 of the Purchase Agreement provides that the Purchase Agreement may be amended only by a written instrument signed by the Company and the holders of at least a majority in interest of the Preferred Stock still held by all Purchasers (the “Requisite Majority”);

WHEREAS, the Lead Purchaser constitutes the Requisite Majority; and

WHEREAS, the Company and the Lead Purchaser desire to amend the Purchase Agreement as set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants, conditions and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Amendment of Purchase Agreement. The Purchase Agreement is hereby amended by inserting a new Section 4.14(g) as follows:

“(g) Notwithstanding anything herein to the contrary, this Section 4.14 shall not apply with respect to, and no Purchaser shall have any right to participate in, any issuance or sale of any debt securities and warrants (or the subsequent issuance of any Common Stock or Common Stock Equivalents upon conversion or exercise thereof) by the Company that is consummated on or before June 10, 2016.”

2. Warrant Transfer. In connection with the execution and delivery of this Amendment, the Lead Purchaser agrees that it will use commercially reasonable best efforts to, as soon as reasonably practicable following the Effective Date, transfer to each Other Purchaser, for no additional consideration, a Warrant to purchase 10,000 Warrant Shares for each share of the Company’s Series C Preferred Stock then held by such Other Purchaser.

3. Effect on Purchase Agreement. Except as specifically provided herein, the Purchase Agreement shall remain in full force and effect.

4. No Third-Party Beneficiaries. This Amendment is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

5. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

[Signature Pages Follow]

[Signature Page to Amendment to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

COMPANY:

GUIDED THERAPEUTICS, INC.

By: /s/ Gene S. Cartwright
Gene S. Cartwright
President and Chief Executive Officer

[Signature Page to Amendment to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

PURCHASER:

AQUARIUS OPPORTUNITY FUND

By: EOS Investment Ltd., Its Investment Manager

By: /s/ Gregory Pepin
Gregory Pepin
Managing Director